WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D C. 20549

RE: Organic Recycling Technologies, Inc
Commission File No. 000-30096

We served as the principal accountants for Organic Recycling Technologies, Inc (the "Company") for the year ended September 30, 2004 and 2003 and for the period since then until we resigned as the principal accountants of the Company on March 29, 2006 We have read the Company's statements included under Item 4.01 of its Form 8-K dated March 29, 2006, which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our Firm.

Very truly yours,

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
April 10, 2006

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561 487 5765
Facsimile: 561 487 5766

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Facsimile: 310 601 2201
www.cpaweinberg.com

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Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
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